UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Information Statement

Zerify, Inc.
(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Mark L. Kay, Chief Executive Officer, Zerify, Inc.

1090 King Georges Post Road, Suite 603

Edison, New Jersey 08837

Telephone: (561) 237-2931

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ZERIFY, INC.

1090 King Georges Post Road, Suite 603

Edison, New Jersey 08837

To:	The Holders of the Common Stock of Zerify, Inc.

Re:	Action by Written Consent in Lieu of a Special Meeting of Shareholders

This Information Statement is furnished by the Board of Directors of Zerify, Inc., a Wyoming corporation (the “Company”), to holders of record of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at the close of business on March 28, 2024. The purpose of this Information Statement is to inform the Company’s shareholders of an action taken by the written consent of the holders of a majority of the voting power of the Company’s voting stock, dated as of March 28, 2024, in lieu of a special meeting of shareholders, to wit:

The authorization and approval of a reverse split of the issued and outstanding shares of the Company’s Common Stock, including shares of Common Stock reserved for issuance, in a ratio to be determined by the Company’s Board of Directors, not to exceed a one-for-one-thousand (1:1,000) basis (the “Reverse Split”).

The foregoing actions were approved on March 27, 2024, by the Company’s Board of Directors. In addition, on March 28, 2024, the holders of 80% of the voting power of the Company’s outstanding voting securities (the “Majority Consenting Stockholders”), as of the record date, approved the foregoing action. The number of shares voting for the Reverse Split was sufficient for approval.

Section 17-16-704 of the Wyoming Statutes provides, in part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Majority Consenting Stockholders who own shares representing a majority of the voting power of the Company’s voting stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s shareholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about ______, 2024.

By Order of the Board of Directors

/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer and Director

[ * ], 2024

Edison, New Jersey

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ZERIFY, INC.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed by Zerify, Inc., a Wyoming corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on ______, 2024, based upon the Unanimous Written Consent of the Board of Directors dated March 27, 2024 (the “Board Consent”), and the consent of the holders of a majority of the voting power of the Company’s voting stock (the “Majority Consenting Stockholders”), of the Company dated March 28, 2024 (the “Stockholder Consent”).

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the corporate action (the “Corporate Action”) ratified and approved by the Board Consent and the Stockholder Consent, respectively, to implement a reverse split in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-one-thousand (1:1,000) basis, within ninety (90) days from the date of the filing with the SEC of the Company’s Definitive Information Statement on Schedule 14C (the “Reverse Split”).

In order the implement the Reverse Split, sometimes also referred to herein as the “Corporate Action,” after filing of the Definitive Information Statement on Schedule 14C with the SEC, the Company must make application with FINRA to process the Corporate Action. FINRA can choose not to process the Corporate Action pursuant to FINRA Rule 6490.

The Board Consent and the Stockholder Consent approving the Reverse Split were adopted pursuant to the provisions of Sections 17-16-821 and 17-16-704 of the Wyoming Statutes.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Board Consent and the Stockholder Consent cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above Corporate Action taken by the Corporation pursuant to the Board Consent and the Stockholder Consent.

New Common Stock certificates will not be issued on or after the date that FINRA processes the Reverse Split (the “Effective Date”), but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange or for any other purpose, following the implementation of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the next whole share in such a manner that every stockholder shall own at least one (1) share as a result of the Reverse Split.

The Company’s Common Stock is subject to quotation on the OTC Market under the symbol “ZRFY.” On the Effective Date of the Reverse Split, FINRA will change our symbol from “ZRFY” to “ZRFYD” for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred, following which our symbol will be “ZRFY” once again.

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REVERSE SPLIT

On March 27, 2024, the Company’s Board of Directors unanimously approved the of the Reverse Split of the issued and outstanding shares of Common Stock, including shares of Common Stock reserved for issuance, in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-one-thousand (1:1,000) basis within ninety (90) days from the date of the filing with the SEC of the Definitive Information Statement on Schedule14C.

The Corporate Action, which provides for the implementing of the Reverse Split, was based upon and approved by the Board Consent dated March 27, 2024, and the Stockholder Consent dated March 28, 2024.

Material Terms of the Reverse Split

As of March 28, 2024, the Record Date, and the date of filing of this Information Statement, the Company has 4,675,629,456 issued and outstanding shares of Common Stock, which does not include shares of Common Stock reserved for issuance underlying certain convertible instruments. In addition, the Company has issued and outstanding (a) three (3) shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which, as a class, possesses 80.00% of the total voting power of all issued and outstanding voting shares of the Company, and (b) 36,667 shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), with each share of Series B Preferred Stock having the right to ten votes.

The Company’s Directors, Mark L. Kay, Ramarao Pemmaraju and George Waller, as the holders (one share each) of all of the outstanding shares of Series A Preferred Stock, are the Majority Consenting Stockholders. The Series A Preferred Stock will not be subject to the Reverse Split.

In the event that the Board of Directors implements a one-for-one-thousand (1:1,000) reverse split, the maximum authorized by the Board Consent and the Stockholder Consent, of which there can be no assurance, there will be approximately 4,675,630 shares of Common Stock issued and outstanding, excluding the shares reserved for issuance underlying convertible preferred shares, warrants and convertible notes. The Reverse Split will affect all holders of shares of Common Stock and holders of convertible preferred shares, warrants and convertible notes. The Company believes that the Reverse Split will benefit all stockholders, as, without the Reverse Split, the Company will, in all likelihood, have difficulties if and when it seeks to raise additional capital for its anticipated future growth and seeks to list its shares of Common Stock on a National Exchange, of which there can be no assurance.

However, the reduction in the number of outstanding shares of Common Stock following implementation of the Reverse Split, if implemented, could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market.

Any new shares issued following the Effective Date of the Reverse Split will be fully-paid and non-assessable shares. On the Effective Date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who would otherwise receive only be entitled to receive a fractional share will receive a number of shares rounded up to the next whole number.

Following the Reverse Split, the number of authorized shares of Common Stock will be One Billion (1,000,000,000) shares, and the par value of the Company’s Common Stock will continue to be $0.0001 per share. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the Reverse Split, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Rationale for the Reverse Split

The Company’s Board of Directors believes that a Reverse Split should, at least initially, increase the price of the shares of Company Common Stock to approximately $0.40 per share, in the event that our Board of Directors elects to implement the maximum reverse based on a one-for-one-thousand (1:1,000) ratio, which ratio is subject to the discretion of the Company’s Board of Directors. The Company’s stockholders should understand that, as of the date of this Information Statement, the Board has not determined the exact ratio of the Reverse Split nor the date that the Reverse Split will be implemented. Nevertheless, the Board Consent and the Stockholder Consent provide that the Reverse Split, if implemented, must be initiated within 90 days of the filing of this Definitive Information Statement, subject to the processing of the Reverse Split by FINRA.

While the Reverse Split will not increase the total market value of our Common Stock, the Board of Directors believes that the increase in the price of our shares of Common Stock, which increase may not necessarily be sustained, should make our shares of Common Stock more attractive to potential investors, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

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In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also limit the willingness of institutional investors to purchase shares of our Common Stock.

Trading in our shares of Common Stock also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Company’s aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the Reverse Split is proportionately less than the decrease in the number of shares of Common Stock outstanding.

The Board of Directors further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that the number of outstanding shares of Common Stock is unreasonably large in relation to the Company’s operations. Upon implementation of the Reverse Split and decrease the number of shares of Common Stock that are issued and outstanding, the Company’s investors may more easily understand the impact on earnings or loss per share attributable to future developments in our business.

The Company ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results. The price per share of the Company’s Common Stock is a function of various factors, including the profitability of its business operations.

Accordingly, there can be no assurance that the market price of the Company’s Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, the Company’s Common Stock.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (a) the negative perception of Reverse Splits held by some stock market participants; (b) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (c) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, the Company’s Board of Directors determined that amending the Company’s Certificate of Incorporation to implement the Reverse Split is in the Company’s best interests and in the best interests of its stockholders.

Effects of the Reverse Split

After the filing of this Information Statement on Schedule 14C and the determination by the Board of Directors of the ratio of the Reverse Split, the Company will file a Certificate of Amendment to its Articles of Incorporation with the State of Wyoming and make application to FINRA to process the Reverse Split of our issued and outstanding Common Stock, to be effective upon notification from FINRA (the “Effective Date”), which will also change our symbol on the OTC Market from “ZRFY” to “ZRFYD” for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred, following which our symbol will be “ZRFY” once again.

Except for the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The Reverse Split, if implemented, would not affect the registration of the Company’s Common Stock under the Exchange Act.

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After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of the reverse, which will be subject to the determination of our Board of Directors. However, a Reverse Split would affect all stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares up to the next whole in such a manner that every stockholder shall own at least one (1) share subsequent to the Reverse Split, as described herein. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split.

Authorized but Unissued Shares; Potential Dilution; and Anti-Takeover Effects.

Upon the Effective Date of the Reverse Split, the Company is expected to have approximately 4,675,630 shares issued and outstanding, assuming a 1:1,000 Reverse Split depending upon the effect of rounding up fractional shares, after implementation of the Reverse Split, and will have One Billion (1,000,000,000) shares of Common Stock authorized. The ultimate determination of the Board of Directors on the ratio of the Reverse Split shall be based upon, among other factors, the prevailing market price of the Company’s shares of Common Stock during the period immediately preceding the Reverse Split determination. After the Reverse Split is implemented, there will be available, in any event, a significant number of authorized but unissued shares of Common Stock available for issuance from time to time for business purposes as reasonably determined by the Board of Directors, including for use in capital-raising transactions and acquisitions, among other purposes, consistent with our business objectives.

The significant increase in the proportion of unissued authorized shares to issued shares after the Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

The Company believes that the availability of the additional shares will provide it with the flexibility to pursue potential transactions as they arise, to take advantage of desirable business opportunities and to respond effectively in a changing corporate environment. For example, the Company may elect to issue shares of Common Stock to raise equity capital, to make acquisitions using shares of Common Stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements.

If the Company issues additional shares for any of the above purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although the Company continually examines potential transactions, it has no current plans or arrangements to issue any additional shares of Common Stock. Furthermore, the additional shares of Common Stock that would become available for issuance upon the Effective Date of the Reverse Split could also be used by the Company’s management to oppose any potential hostile takeover attempt or delay or prevent changes in control or changes in or removal of the Company.

For example, without further stockholder approval, the Board of Directors could authorize the issuance and sale of shares of Common Stock in one or more private transactions to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Split was based upon business and financial considerations that the Board considers reasonable and necessary as of the Record Date, as discussed above, stockholders nevertheless should be aware that approval of one or more of the proposals could facilitate future efforts by management to deter or prevent a change in control of the Company.

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Accounting Matters

The Reverse Split would not affect the par value of the Company’s Common Stock. As a result, on the Effective Date of the Reverse Split, the stated par value capital on our balance sheet attributable to the Company’s Common Stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of the Company’s Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

The Company presents earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and it will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 states: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company’s transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). The Company urges all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The Company believes, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock would have the federal income tax effects described below.

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

There is no provision for stockholders’ receiving cash in lieu of any fractional share interest because any fractional shares will be rounded up to the next whole integer in such a manner that every stockholder shall own at least one (1) share as a result of the Reverse Split, instead fractional shares are being rounded up to the next whole share.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock and shares of Series A Preferred Stock of the Company, as of March 28, 2024, the Record Date, and as of the date of this Information Statement, that are beneficially owned by (A) each person or entity known to the Company to be the beneficial owner of more than 5% of an class of Company securities; (B) each officer and director of the Company; and (C) all officers and directors as a group. Information relating to beneficial ownership of Common Stock and Series A Preferred Stock by the Company’s principal stockholders is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all securities of the Company held by them.

Name of Shareholder	Number of Shares Beneficially Owned		% of Shares Beneficially Owned(1)	Effective Voting Power
Common Stock
Executive Officers and Directors
Mark L. Kay Ramarao Pemmaraju George Waller Officers and directors, as a group (3 persons)	25,157,002 41,971,457 26,574,354 93,702,813	(2) (3)(4) (5)(6) (7)	* * * 1.45%	See Note 8 and Note 9
Series A Preferred Stock(8)
Mark L. Kay Ramarao Pemmaraju George Waller	1 1 1		33.33% 33.33% 33.33%

*	Less than 1%
(1)

Based on 6,474,376,959 shares outstanding, which includes (a) 4,675,629,456 issued shares and (b) 1,798,747,503 unissued shares that underlie the currently convertible portions of convertible instruments.

(2)

Includes one (1) share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $240,000 of convertibles and $3,656,250,000,000 per share for $28,000 of convertibles, one (1) share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share, 10,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share, and 5,000,000 shares of common stock underlying vested ten-year options valued at $0.0045 per share.

(3)

Includes one (1) share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, two (2) shares of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 116,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 30,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 30,000 shares of common stock underlying vested ten-year options valued at $2.05 per share,  15,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share, and 7,500,000 shares of common stock underlying vested ten-year options valued at $0.0045 per share.  Of the total shares, 64,002 shares, consisting of one (1) share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, 44,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.05 per share, 5,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share, and 2,500,000 shares of common stock underlying vested ten-year options valued at $0.0045 per share are in the name of Sunita Pemmaraju who is a family member and spouse of Ramarao Pemmaraju.

(4)

Excludes two (2) shares owned by NetLabs.com, Inc. which is controlled by Ramarao Pemmaraju and another individual, which includes one (1) share of common stock underlying vested ten-year options valued at $975,000,000 per share.

(5)	Includes one (1) share owned of record by Katherine LaRosa, the spouse of George Waller.
(6)

Includes one (1) share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share, 10,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share, and 5,000,000 shares of common stock underlying vested ten-year options valued at $0.0045 per share.

(7)	Includes all shares indicated as beneficially owned in Notes 2, 3, 5 and 6.
(8)	As a class, the Series A Preferred Stock possesses voting rights equal to 80% of the issued and outstanding shares of the Company’s Common Stock.
(9)

Each of Mark L. Kay, Ramarao Pemmaraju and George Waller owns one (1) share of Series A Preferred Shares. With their ownership of 100% of the outstanding shares of Series A Preferred Stock, Messrs. Kay, Pemmaraju and Waller are be able to control the management and affairs of the Company, as well as matters requiring the approval by the Company’s shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company’s assets, and any other significant corporate transaction. Messrs. Kay, Pemmaraju and Waller have irrevocably waived any conversion rights with respect to the Series A Preferred Stock.

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ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company will provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By Order of the Board of Directors:

/s/ Mark L. Kay

Mark L. Kay

Chief Executive Officer and Director

[ * ], 2024

Edison, New Jersey

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